FOR IMMEDIATE RELEASE

Contact:	Emily Deissler/Benjamin Spicehandler/Spencer Waybright
Sard Verbinnen & Co
212-687-8080
Jonathan Doorley/Conrad Harrington
Sard Verbinnen & Co - Europe
+44 (0)20 3178 8914
J. Bryant Kirkland III, Vector Group Ltd.
305-579-8000
VECTOR GROUP REPORTS THIRD QUARTER 2015 FINANCIAL RESULTS

MIAMI, FL, November 2, 2015 - Vector Group Ltd. (NYSE: VGR) today announced financial results for the three and nine months ended September 30, 2015.

GAAP Financial Results

Third quarter 2015 revenues were $449.9 million, compared to revenues of $419.9 million in the third quarter of 2014. The Company recorded operating income of $69.6 million in the third quarter of 2015, compared to operating income of $63.0 million in the third quarter of 2014. Net income attributed to Vector Group Ltd. for the 2015 third quarter was $12.2 million, or $0.10 per diluted common share, compared to net income of $14.9 million, or $0.13 per diluted common share, in the 2014 third quarter.
For the nine months ended September 30, 2015, revenues were $1.23 billion, compared to $1.17 billion for the first nine months of 2014. The Company recorded operating income of $169.6 million for the 2015 nine-month period, compared to operating income of $166.0 million for the 2014 nine-month period. Net income attributed to Vector Group Ltd. for the 2015 nine-month period was $51.0 million, or $0.42 per diluted common share, compared to net income of $25.4 million, or $0.23 per diluted common share, for the first nine months of 2014.

Non-GAAP Financial Results

Non-GAAP financial results also include adjustments for purchase accounting associated with the Company's acquisition of its additional 20.59% interest in Douglas Elliman Realty, LLC in December 2013, litigation settlement and judgment expenses in the Tobacco segment, non-cash stock compensation expense (for purposes of Pro-forma Adjusted EBITDA only), and non-cash interest items associated with the Company's convertible debt. Reconciliations of non-GAAP financial results to the comparable GAAP financial results for the three and nine months ended September 30, 2015 and 2014 are included in Tables 2 through 10.
Three months ended September 30, 2015 compared to the three months ended September 30, 2014
Third quarter 2015 Pro-forma Adjusted Revenues (as described in Table 2 attached hereto) were $450.4 million compared to $419.9 million in 2014. The increase was primarily due to an increase in Pro-forma Adjusted Revenues in the Real Estate segment of $32.3 million offset by a decline of $1.4 million from the E-cigarette segment.
Pro-forma Adjusted EBITDA attributed to Vector Group (as described below and in Table 3 attached hereto) were $72.7 million for the third quarter of 2015 as compared to $65.0 million for the third quarter of 2014. The increase in Pro-forma Adjusted EBITDA attributed to Vector Group for the three months ended September 30, 2015 was primarily attributable to higher profits in the Tobacco segment.
Pro-forma Adjusted Net Income (as described below and in Table 4 attached hereto) was $12.8 million or $0.11 per diluted share for the three months ended September 30, 2015 and $22.0 million or $0.20 per diluted share for the three months ended September 30, 2014.

Pro-forma Adjusted Operating Income (as described below and in Table 5 attached hereto) was $71.1 million for the three months ended September 30, 2015 and $65.0 million for the three months ended September 30, 2014.

Nine months ended September 30, 2015 compared to the nine months ended September 30, 2014
For the nine months ended September 30, 2015 Pro-forma Adjusted Revenues (as described in Table 2 attached hereto) were $1.23 billion compared to $1.18 billion in 2014. The increase was primarily due to an increase in Pro-forma Adjusted Revenues of $63.3 million in the Real Estate segment offset by a decline of $9.1 million from the E-cigarette segment.
Pro-forma Adjusted EBITDA attributed to Vector Group (as described below and in Table 3 attached hereto) was $188.3 million for the nine months ended September 30, 2015 as compared to $174.3 million for the nine-month period of 2014. The increase in Pro-forma Adjusted EBITDA attributed to Vector Group was primarily attributable to higher profits in the Tobacco segment. This was offset by a decline of Pro-forma Adjusted EBITDA from the Real Estate segment.
Pro-forma Adjusted Net Income (as described below and in Table 4 attached hereto) was $55.8 million or $0.46 per diluted share for the nine months ended September 30, 2015 and $52.1 million or $0.47 per diluted share for the nine months ended September 30, 2014.
Pro-forma Adjusted Operating Income (as described below and in Table 5 attached hereto) was $178.5 million for the nine months ended September 30, 2015 and $173.2 million for the nine months ended September 30, 2014.

Tobacco Segment Financial Results
For the third quarter 2015, the Tobacco segment had revenues of $264.2 million, compared to $264.5 million for the third quarter 2014. The decline in revenues was primarily due to a 2.2% decline in unit sales volume partially offset by favorable net pricing variances.
Tobacco Adjusted Operating Income (described below and included in Table 6 attached hereto) for the third quarter 2015 and 2014 was $63.2 million and $53.2 million, respectively.
For the nine months ended September 30, 2015, the Tobacco segment had revenues of $747.1 million, compared to $748.5 million for the nine months ended September 30, 2014. The decline in revenues was primarily due to a 2.6% decline in unit sales volume partially offset by favorable net pricing variances.
Tobacco Adjusted Operating Income (described below and included in Table 6 attached hereto) for the nine months ended September 30, 2015 and 2014 was $172.8 million and $147.7 million, respectively.
For the three and nine months ended September 30, 2015, the Tobacco segment had conventional cigarette sales of approximately 2.24 billion and 6.34 billion units compared to 2.29 billion and 6.50 billion units for the three and nine months ended September 30, 2014.

Real Estate Segment Financial Results
For the third quarter 2015, the Real Estate segment had Pro-forma Adjusted Revenues of $186.0 million, compared to $153.7 million for the third quarter 2014. The increase in revenues was primarily due to an increase in revenues at Douglas Elliman. For the third quarter 2015, Real Estate Pro-forma Adjusted EBITDA attributed to the Company were $11.2 million, compared to $13.7 million for the third quarter 2014.
For the nine months ended September 30, 2015, the Real Estate segment had Pro-forma Adjusted Revenues of $480.3 million, compared to $417.0 million for the nine months ended September 30, 2014. The increase in revenues was primarily due to an increase in revenues at Douglas Elliman. For the nine months ended September 30, 2015, Real Estate Pro-forma Adjusted EBITDA attributed to the Company were $23.0 million, compared to $34.0 million for the nine months ended September 30, 2014.
Douglas Elliman's results are included in Vector Group Ltd.'s Real Estate segment and Douglas Elliman continued its strong growth by reporting increases in its Pro-Forma Adjusted Revenues of 19.3% for the nine months ended September 30, 2015 from the comparable 2014 period.  During 2015, Douglas Elliman continued to make strategic investments by bolstering its development marketing division and incurring increased advertising and marketing expenses to strengthen the long-term value of the Douglas Elliman brand.
Douglas Elliman's Pro-Forma Adjusted Revenues for the third quarter 2015 were $185.5 million, compared to $153.2 million for the third quarter 2014. For the third quarter 2015, Douglas Elliman's Pro-forma Adjusted EBITDA were $16.3 million ($11.5 million attributed to the Company), compared to $21.4 million ($15.1 million attributed to the Company) for the third quarter

2014.
Douglas Elliman's Pro-Forma Adjusted Revenues for the nine months ended September 30, 2015 were $475.8 million, compared to $398.7 million for the nine months ended September 30, 2014. For the nine months ended September 30, 2015, Douglas Elliman's Pro-forma Adjusted EBITDA were $29.9 million ($21.1 million attributed to the Company), compared to $44.5 million ($31.4 million attributed to the Company) for the nine months ended September 30, 2014.
For the three and nine months ended September 30, 2015, Douglas Elliman achieved closed sales of approximately $6.6 billion and $16.2 billion, compared to $5.2 billion and $13.3 billion for the three and nine months ended September 30, 2014.

E-cigarettes segment Financial Results
For the third quarter 2015, the E-cigarette segment had Pro-forma Adjusted Revenues of $201,000 and a loss of Pro-forma Adjusted EBITDA of $2.1 million compared to Pro-forma Adjusted Revenues of $1.6 million and a loss of Pro-forma Adjusted EBITDA of $2.9 million for the third quarter 2014.
For the nine months ended September 30, 2015, the E-cigarette segment had Pro-forma Adjusted Revenues of $881,000 and a loss of Pro-forma Adjusted EBITDA of $7.7 million compared to Pro-forma Adjusted Revenues of $10.0 million and a loss of Pro-forma Adjusted EBITDA of $7.1 million for the nine months ended September 30, 2014.
Non-GAAP Financial Measures
Pro-forma Adjusted Revenues, Pro-forma Adjusted EBITDA, Pro-forma Adjusted Net Income, Pro-forma Adjusted Operating Income, Tobacco Adjusted Operating Income, New Valley LLC Pro-forma Adjusted Revenues, New Valley LLC Pro-forma Adjusted EBITDA, Douglas Elliman Realty, LLC Adjusted Revenues, and Douglas Elliman Realty, LLC Adjusted EBITDA (hereafter referred to as "the Non-GAAP Financial Measures") are financial measures not prepared in accordance with generally accepted accounting principles (“GAAP”). The Company believes that the Non-GAAP Financial Measures are important measures that supplement discussions and analysis of its results of operations and enhances an understanding of its operating performance. The Company believes the Non-GAAP Financial Measures provide investors and analysts with a useful measure of operating results unaffected by differences in capital structures, capital investment cycles and ages of related assets among otherwise comparable companies. Management uses the Non-GAAP Financial Measures as measures to review and assess operating performance of the Company's business, and management and investors should review both the overall performance (GAAP net income) and the operating performance (the Non-GAAP Financial Measures) of the Company's business. While management considers the Non-GAAP Financial Measures to be important, they should be considered in addition to, but not as substitutes for or superior to, other measures of financial performance prepared in accordance with GAAP, such as operating income, net income and cash flows from operations. In addition, the Non-GAAP Financial Measures are susceptible to varying calculations and the Company's measurement of the Non-GAAP Financial Measures may not be comparable to those of other companies. Attached hereto as Tables 2 through 10 is information relating to the Company's the Non-GAAP Financial Measures for the three and nine months ended September 30, 2015 and 2014.

Conference Call to Discuss Third Quarter 2015 Results
As previously announced, the Company will host a conference call and webcast on Tuesday, November 3, 2015 at 9:00 A.M. (ET) to discuss third quarter 2015 results. Investors can access the call by dialing 800-859-8150 and entering 93041671 as the conference ID number. The call will also be available via live webcast at www.investorcalendar.com. Webcast participants should allot extra time to register before the webcast begins.
A replay of the call will be available shortly after the call ends on November 3, 2015 through November 17, 2015. To access the replay, dial 877-656-8905 and enter 93041671 as the conference ID number. The archived webcast will also be available at www.investorcalendar.com for one year.]
Vector Group is a holding company that indirectly owns Liggett Group LLC, Vector Tobacco Inc. and Zoom E-Cigs LLC and directly owns New Valley LLC, which owns a controlling interest in Douglas Elliman Realty, LLC. Additional information concerning the company is available on the Company's website, www.VectorGroupLtd.com.

[Financial Tables Follow]

TABLE 1
VECTOR GROUP LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
	(Unaudited)		(Unaudited)
Revenues
Tobacco*	$264,170	$264,520	$747,145	$748,468
Real estate	185,563	153,748	478,841	415,280
E-Cigarettes	201	1,608	881	9,977
Total revenues	449,934	419,876	1,226,867	1,173,725

Expenses:
Cost of sales:
Tobacco*	174,418	189,728	506,315	537,667
Real estate	121,078	96,442	309,306	261,531
E-Cigarettes	421	1,066	1,518	6,357
Total cost of sales	295,917	287,236	817,139	805,555

Operating, selling, administrative and general expenses	79,114	69,431	232,737	200,431
Litigation settlement and judgment expense	3,750	225	5,843	1,725
Restructuring expense	1,548	—	1,548	—
Operating income	69,605	62,984	169,600	166,014

Other income (expenses):
Interest expense	(32,898)	(44,034)	(96,405)	(123,670)
Change in fair value of derivatives embedded within convertible debt	7,044	7,127	18,760	7,447
Acceleration of interest expense related to debt conversion	—	(994)	—	(5,112)
Equity (loss) income from real estate ventures	(916)	3,258	1,278	3,002
Equity (loss) income from investments	(579)	829	(2,273)	1,462
(Loss) gain on sale of investment securities available for sale	(821)	33	12,018	(38)
Impairment of investment securities available for sale	(12,211)	—	(12,211)	—
Other, net	133	2,466	3,554	8,167
Income before provision for income taxes	29,357	31,669	94,321	57,272
Income tax expense	13,508	11,964	37,551	21,007

Net income	15,849	19,705	56,770	36,265

Net income attributed to non-controlling interest	(3,644)	(4,826)	(5,741)	(10,881)

Net income attributed to Vector Group Ltd.	$12,205	$14,879	$51,029	$25,384

Per basic common share:

Net income applicable to common shares attributed to Vector Group Ltd.	$0.10	$0.13	$0.42	$0.23

Per diluted common share:

Net income applicable to common shares attributed to Vector Group Ltd.	$0.10	$0.13	$0.42	$0.23

Cash distributions and dividends declared per share	$0.38	$0.36	$1.14	$1.09

* Revenues and Cost of goods sold include excise taxes of $112,773, $115,323, $319,044 and $327,434 respectively.

TABLE 2
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF PRO-FORMA ADJUSTED REVENUES
(Unaudited)
(Dollars in Thousands)

	LTM	Three Months Ended		Nine Months Ended
	September 30,	September 30,		September 30,
	2015	2015	2014	2015	2014

Revenues	$1,644,457	$449,934	$419,876	$1,226,867	$1,173,725

Purchase accounting adjustments (a)	1,529	481	—	1,444	1,683
Total adjustments	1,529	481	—	1,444	1,683

Pro-forma Adjusted Revenues (b)	$1,645,986	$450,415	$419,876	$1,228,311	$1,175,408

Pro-forma Adjusted Revenues by Segment
Tobacco (b)	$1,019,936	$264,170	$264,520	$747,145	$748,468
E-cigarettes	(507)	201	1,608	881	9,977
Real Estate (c)	626,557	186,044	153,748	480,285	416,963
Corporate and Other	—	—	—	—	—
Total (b)	$1,645,986	$450,415	$419,876	$1,228,311	$1,175,408

a.	Amounts represent purchase accounting adjustments recorded in the periods presented in connection with the increase of the Company's ownership of Douglas Elliman Realty, LLC, which occurred in 2013.

b.
Includes excise taxes of $437,696 for the last twelve months ended September 30, 2015 and $112,773, $115,323, $319,044 and $327,434 for the three and nine months ended September 30, 2015 and 2014,respectively.

c.
Includes Pro-forma Adjusted Revenues from Douglas Elliman Realty, LLC of $620,371 for the last twelve months ended September 30, 2015 and $185,481, $153,205, $475,807, and $398,666 for the three and nine months ended September 30, 2015 and 2014, respectively.

TABLE 3
VECTOR GROUP LTD. AND SUBSIDIARIES
COMPUTATION OF PRO-FORMA ADJUSTED EBITDA
(Unaudited)
(Dollars in Thousands)

	LTM	Three Months Ended		Nine Months Ended
	September 30,	September 30,		September 30,
	2015	2015	2014	2015	2014

Net income attributed to Vector Group Ltd.	$62,623	$12,205	$14,879	$51,029	$25,384
Interest expense	133,726	32,898	44,034	96,405	123,670
Income tax expense	49,795	13,508	11,964	37,551	21,007
Net income attributed to non-controlling interest	7,118	3,644	4,826	5,741	10,881
Depreciation and amortization	25,296	6,673	6,045	19,396	18,599
EBITDA	$278,558	$68,928	$81,748	$210,122	$199,541
Change in fair value of derivatives embedded within convertible debt (a)	(30,722)	(7,044)	(7,127)	(18,760)	(7,447)
Equity loss (income) from investments (b)	2,493	579	(829)	2,273	(1,462)
(Gain) loss on sale of investment securities available for sale	(12,045)	821	(33)	(12,018)	38
Impairment of investment securities available for sale	12,211	12,211	—	12,211	—
Equity income (loss) from real estate ventures (c)	(2,379)	916	(3,258)	(1,278)	(3,002)
Pension settlement charge	1,607	—	—	1,607	—
Acceleration of interest expense related to debt conversion	93	—	994	—	5,112
Stock-based compensation expense (d)	4,872	1,248	1,040	3,648	2,027
Litigation settlement and judgment expense (e)	6,593	3,750	225	5,843	1,725
Impact of MSA settlement (f)	(5,715)	(5,715)	—	(5,715)	(1,419)
Restructuring expense	1,548	1,548	—	1,548	—
Purchase accounting adjustments (g)	1,521	366	407	1,056	1,013
Other, net	(5,939)	(133)	(2,466)	(3,554)	(8,167)
Pro-forma Adjusted EBITDA	$252,696	$77,475	$70,701	$196,983	$187,959
Pro-forma Adjusted EBITDA attributed to non-controlling interest	(10,976)	(4,735)	(5,660)	(8,732)	(13,614)
Pro-forma Adjusted EBITDA attributed to Vector Group Ltd.	$241,720	$72,740	$65,041	$188,251	$174,345

Pro-forma Adjusted EBITDA by Segment
Tobacco	$236,462	$66,084	$56,097	$181,580	$156,285
E-cigarettes	(13,733)	(2,146)	(2,910)	(7,710)	(7,100)
Real Estate (h)	40,145	15,981	19,369	31,698	47,589
Corporate and Other	(10,178)	(2,444)	(1,855)	(8,585)	(8,815)
Total	$252,696	$77,475	$70,701	$196,983	$187,959

Pro-forma Adjusted EBITDA Attributed to Vector Group by Segment
Tobacco	$236,462	$66,084	$56,097	$181,580	$156,285
E-cigarettes	(13,733)	(2,146)	(2,910)	(7,710)	(7,100)
Real Estate (i)	29,169	11,246	13,709	22,966	33,975
Corporate and Other	(10,178)	(2,444)	(1,855)	(8,585)	(8,815)
Total	$241,720	$72,740	$65,041	$188,251	$174,345

a.	Represents income or losses recognized from changes in the fair value of the derivatives embedded in the Company's convertible debt.

b.	Represents income or losses recognized from investments that the Company accounts for under the equity method.

c.	Represents equity income (loss) recognized from the Company's investment in certain real estate businesses that are not consolidated in its financial results.

d.	Represents amortization of stock-based compensation.

e.	Represents accruals for settlements of judgment expenses in the Engle progeny tobacco litigation.

f.	Represents the Company's tobacco segment's settlement of a long-standing dispute related to the Master Settlement Agreement.

g.	Amounts represent purchase accounting adjustments recorded in the periods presented in connection with the increase of the Company's ownership of Douglas Elliman Realty, LLC, which occurred in 2013.

h.
Includes Pro-forma Adjusted EBITDA for Douglas Elliman Realty, LLC of $36,010 for the last twelve months ended September 30, 2015 and $16,294, $21,355, $29,885,and $44,530 for the three and nine months ended September 30, 2015 and 2014, respectively. Amounts reported in this footnote reflect 100% of Douglas Elliman Realty, LLC's entire Pro-forma Adjusted EBITDA.

i.
Includes Pro-forma Adjusted EBITDA for Douglas Elliman Realty, LLC less non-controlling interest of $25,420 for the last twelve months ended September 30, 2015 and $11,502, $15,074, $21,096, and $31,434 the three and nine months ended September 30, 2015 and 2014, respectively. Amounts reported in this footnote have adjusted Douglas Elliman Realty, LLC's Pro-forma Adjusted EBITDA for non-controlling interest.

TABLE 4
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF PRO-FORMA ADJUSTED NET INCOME
(Unaudited)
(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

Net income attributed to Vector Group Ltd.	$12,205	$14,879	$51,029	$25,384

Acceleration of interest expense related to debt conversion	—	994	—	5,112
Change in fair value of derivatives embedded within convertible debt	(7,044)	(7,127)	(18,760)	(7,447)
Non-cash amortization of debt discount on convertible debt	7,187	14,581	19,646	41,728
Loss on extinguishment of 11% Senior Secured Notes due 2015	—	—	—	—
Litigation settlement and judgment expense (a)	3,750	225	5,843	1,725
Pension settlement charge	—	—	1,607	—
Impact of MSA settlement (b)	(5,715)	—	(5,715)	(1,419)
Restructuring expense	1,548	—	1,548	—
Out-of-period adjustment related to Douglas Elliman acquisition in 2013 (c)	—	—	—	(1,231)
Douglas Elliman Realty, LLC purchase accounting adjustments (d)	1,351	1,252	3,945	4,831
Total adjustments	1,077	9,925	8,114	43,299

Tax expense related to adjustments	(448)	(4,104)	(3,376)	(17,904)
Adjustments to income tax expense due to purchase accounting (e)	—	1,305	—	1,305

Pro-forma Adjusted Net Income attributed to Vector Group Ltd.	$12,834	$22,005	$55,767	$52,084

Per diluted common share:

Pro-forma Adjusted Net Income applicable to common shares attributed to Vector Group Ltd.	$0.11	$0.20	$0.46	$0.47

a. Represents accruals for settlements of judgment expenses in the Engle progeny tobacco litigation.

b.	Represents the Company's tobacco segment's settlement of a long-standing dispute related to the Master Settlement Agreement.

c.
Represents an out-of-period adjustment related to a non-accrual of a receivable from Douglas Elliman Realty in the fourth quarter of 2013 and would have increased the Company's gain on acquisition of Douglas Elliman in 2013.

d.
Represents 70.59% of purchase accounting adjustments in the periods presented for assets acquired in connection with the increase of the Company's ownership of Douglas Elliman Realty, LLC, which occurred in 2013.

e.
Represents adjustments to income tax expense due to a change in the Company's marginal income tax rate from 40.6% to 41.35% as a result of its acquisition of 20.59% of Douglas Elliman Realty, LLC on December 13, 2013.

TABLE 5
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF PRO-FORMA ADJUSTED OPERATING INCOME
(Unaudited)
(Dollars in Thousands)

	LTM	Three Months Ended		Nine Months Ended
	September 30,	September 30,		September 30,
	2015	2015	2014	2015	2014

Operating income	$216,974	$69,605	$62,984	$169,600	$166,014

Litigation settlement and judgment expense (a)	6,593	3,750	225	5,843	1,725
Pension settlement charge	1,607	—	—	1,607	—
Restructuring expense	1,548	1,548	—	1,548	—
Impact of MSA settlement (b)	(5,715)	(5,715)	—	(5,715)	(1,419)
Douglas Elliman Realty, LLC purchase accounting adjustments (c)	7,272	1,913	1,773	5,588	6,843
Total adjustments	11,305	1,496	1,998	8,871	7,149

Pro-forma Adjusted Operating Income (d)	$228,279	$71,101	$64,982	$178,471	$173,163

a.	Represents accruals for settlements of judgment expenses in the Engle progeny tobacco litigation.

b.	Represents the Company's tobacco segment's settlement of a long-standing dispute related to the Master Settlement Agreement.

c.	Amounts represent purchase accounting adjustments recorded in the periods presented in connection with the increase of the Company's ownership of Douglas Elliman Realty, LLC, which occurred in 2013.

d.	Does not include a reduction for 29.41% non-controlling interest in Douglas Elliman Realty, LLC.

TABLE 6
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF TOBACCO ADJUSTED OPERATING INCOME
(Unaudited)
(Dollars in Thousands)

	LTM	Three Months Ended		Nine Months Ended
	September 30,	September 30,		September 30,
	2015	2015	2014	2015	2014

Operating income from tobacco segment	$221,239	$63,630	$52,993	$169,515	$147,395

Litigation settlement and judgment expense (a)	6,593	3,750	225	5,843	1,725
Pension settlement charge	1,607	—	—	1,607	—
Restructuring expense	1,548	1,548	—	1,548	—
Impact of MSA settlement (b)	(5,715)	(5,715)	—	(5,715)	(1,419)
Total adjustments	4,033	(417)	225	3,283	306

Tobacco Adjusted Operating Income	$225,272	$63,213	$53,218	$172,798	$147,701

a.	Represents accruals for settlements of judgment expenses in the Engle progeny tobacco litigation.

b.	Represents the Company's tobacco segment's settlement of a long-standing dispute related to the Master Settlement Agreement.

TABLE 7
VECTOR GROUP LTD. AND SUBSIDIARIES
ANALYSIS OF NEW VALLEY LLC PRO-FORMA ADJUSTED REVENUES
(Unaudited)
(Dollars in Thousands)

	LTM	Three Months Ended		Nine Months Ended
	September 30,	September 30,		September 30,
	2015	2015	2014	2015	2014

New Valley LLC revenues	$625,028	$185,563	$153,748	$478,841	$415,280

Purchase accounting adjustments (a)	1,529	481	—	1,444	1,683
Total adjustments	1,529	481	—	1,444	1,683

New Valley LLC Pro-forma Adjusted Revenues (b)	$626,557	$186,044	$153,748	$480,285	$416,963

a.	Amounts represent purchase accounting adjustments recorded in connection with the increase of the Company's ownership of Douglas Elliman Realty, LLC., which occurred in 2013.

b.
Includes Pro-forma Adjusted Revenues from Douglas Elliman Realty, LLC of $620,371 for the last twelve months ended September 30, 2015 and $185,481, $153,205, $475,807,and $398,666 for the three and nine months ended September 30, 2015 and 2014, respectively.

TABLE 8
VECTOR GROUP LTD. AND SUBSIDIARIES
COMPUTATION OF NEW VALLEY LLC PRO-FORMA ADJUSTED EBITDA
(Unaudited)
(Dollars in Thousands)

	LTM	Three Months Ended		Nine Months Ended
	September 30,	September 30,		September 30,
	2015	2015	2014	2015	2014

Net income attributed to Vector Group Ltd. from subsidiary non-guarantors (a)	$13,974	$4,695	$8,202	$10,215	$17,661
Interest expense (a)	5	1	3	4	40
Income tax expense (a)	9,912	3,395	6,630	7,904	15,420
Net income attributed to non-controlling interest (a)	7,118	3,644	4,826	5,741	10,881
Depreciation and amortization	11,867	3,388	2,740	9,372	9,709
EBITDA	$42,876	$15,123	$22,401	$33,236	$53,711
Income (loss) from non-guarantors other than New Valley	73	(1)	21	66	86
Equity income (loss) from real estate ventures (b)	(2,379)	916	(3,258)	(1,278)	(3,002)
Purchase accounting adjustments (c)	1,521	366	407	1,056	1,013
Other, net	(1,775)	(305)	(234)	(1,286)	(4,297)
Pro-forma Adjusted EBITDA	$40,316	$16,099	$19,337	$31,794	$47,511
Pro-forma Adjusted EBITDA attributed to non-controlling interest	(10,976)	(4,735)	(5,660)	(8,732)	(13,614)
Pro-forma Adjusted EBITDA attributed to New Valley LLC	$29,340	$11,364	$13,677	$23,062	$33,897

Pro-forma Adjusted EBITDA by Segment
Real Estate (d)	$40,145	$15,981	$19,369	$31,698	$47,589
Corporate and Other	171	118	(32)	96	(78)
Total (f)	$40,316	$16,099	$19,337	$31,794	$47,511

Pro-forma Adjusted EBITDA Attributed to New Valley LLC by Segment
Real Estate (e)	$29,169	$11,246	$13,709	$22,966	$33,975
Corporate and Other	171	118	(32)	96	(78)
Total (f)	$29,340	$11,364	$13,677	$23,062	$33,897

a.
Amounts are derived from Vector Group Ltd.'s Consolidated Financial Statements. See Note entitled "Vector Group Ltd.'s Condensed Consolidating Financial Information" contained in Vector Group Ltd.'s Form 10-K and Form 10-Q for the year ended December 31, 2014 and the quarterly period ended September 30, 2015.

b.	Represents equity income (loss) recognized from the Company's investment in certain real estate businesses that are not consolidated in its financial results.

c.	Amounts represent purchase accounting adjustments recorded in the periods presented in connection with the increase of the Company's ownership of Douglas Elliman Realty, LLC, which occurred in 2013.

d.
Includes Pro-forma Adjusted EBITDA for Douglas Elliman Realty, LLC of $36,010 for the twelve months ended September 30, 2015 and $16,294, $21,355, $29,885,and $44,530 for the three and nine months ended September 30, 2015 and 2014, respectively. Amounts reported in this footnote reflect 100% of Douglas Elliman Realty, LLC's entire Pro-forma Adjusted EBITDA.

e.
Includes Pro-forma Adjusted EBITDA for Douglas Elliman Realty, LLC less non-controlling interest of $25,420 for the last twelve months ended September 30, 2015 and $11,502, $15,074, $21,096, and $31,434 for the three and nine months ended September 30, 2015 and 2014, respectively. Amounts reported in this footnote have adjusted Douglas Elliman Realty, LLC's Pro-forma Adjusted EBITDA for non-controlling interest.

f.
New Valley's Pro-forma Adjusted EBITDA does not include an allocation of Vector Group Ltd.'s "Corporate and Other" segment's expenses (for purposes of computing Pro-Forma Adjusted EBITDA contained in Table 3 of this press release) of $10,178 for the last twelve months ended September 30, 2015 and $2,444, $1,855, $8,585 and $8,815 for the three and nine months ended September 30, 2015 and 2014, respectively.

TABLE 9
VECTOR GROUP LTD. AND SUBSIDIARIES
ANALYSIS OF DOUGLAS ELLIMAN REALTY, LLC PRO-FORMA ADJUSTED REVENUES
(Unaudited)
(Dollars in Thousands)

	LTM	Three Months Ended		Nine Months Ended
	September 30,	September 30,		September 30,
	2015	2015	2014	2015	2014

Douglas Elliman Realty, LLC revenues	$618,842	$185,000	$153,205	$474,363	$396,983

Purchase accounting adjustments (a)	1,529	481	—	1,444	1,683
Total adjustments	1,529	481	—	1,444	1,683

Douglas Elliman Realty, LLC Pro-forma Adjusted Revenues	$620,371	$185,481	$153,205	$475,807	$398,666

a.	Amounts represent purchase accounting adjustments recorded in the periods presented in connection with the increase of the Company's ownership of Douglas Elliman Realty, LLC, which occurred in 2013.

TABLE 10
VECTOR GROUP LTD. AND SUBSIDIARIES
COMPUTATION OF DOUGLAS ELLIMAN REALTY, LLC PRO-FORMA ADJUSTED EBITDA
(Unaudited)
(Dollars in Thousands)

	LTM	Three Months Ended		Nine Months Ended
	September 30,	September 30,		September 30,
	2015	2015	2014	2015	2014

Net income attributed to Douglas Elliman Realty, LLC	$24,395	$12,437	$16,407	$19,713	$33,732
Interest expense	4	—	3	3	37
Income tax expense	1,149	349	513	876	1,101
Depreciation and amortization	11,625	3,329	2,661	9,195	9,425
Douglas Elliman Realty, LLC EBITDA	$37,173	$16,115	$19,584	$29,787	$44,295
Equity (loss) income from real estate ventures (a)	(932)	(211)	2,027	(908)	(86)
Purchase accounting adjustments (b)	(162)	366	2,090	1,056	2,696
Other, net	(69)	24	(2,346)	(50)	(2,375)
Douglas Elliman Realty, LLC Pro-forma Adjusted EBITDA	$36,010	$16,294	$21,355	$29,885	$44,530

a.	Represents equity income recognized from the Company's investment in certain real estate businesses that are not consolidated in its financial results.

b.	Amounts represent purchase accounting adjustments recorded in the periods presented in connection with the increase of the Company's ownership of Douglas Elliman Realty, LLC, which occurred in 2013.